UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2020

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The information provided in Item 7.01, including Exhibit 99.1, and Item 8.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 2, 2020, Leggett & Platt, Incorporated (the “Company”) issued a press release announcing that, although it is currently unable to quantify the magnitude of the impact, it expects 2020 results to be materially adversely impacted by the economic impacts of the outbreak of a respiratory illness known as COVID-19 (“COVID-19”). As a result, the Company is withdrawing its annual financial guidance for 2020 previously issued on February 3, 2020. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

In light of the rapidly changing COVID-19 outbreak, the Company is filing this Current Report on Form 8-K for the purpose of supplementing the Risk Factors disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed February 20, 2020. Although the Company remains confident that it has sufficient liquidity and access to resources to continue operating its businesses, it is supplementing its risk factors as follows:

The COVID-19 outbreak has had, and could further have, an adverse impact to (i) the demand for our products and our customers’ products, (ii) our manufacturing facilities’ ability to remain open, obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers, (iii) operating costs related to pay and benefits for our employees, (iv) the collection of trade and other notes receivables in accordance with their terms, (v) potential impairment of goodwill and long-lived assets, and (vi) our ability to access the commercial paper market or borrow under our revolving credit facility; all of which, in the aggregate, have had, and could further have, a material negative impact on our sales, earnings, liquidity, cash flow and financial condition.

Governments and health organizations have identified an outbreak of a respiratory illness caused by a virus known as SARS-CoV-2 causing the COVID-19 outbreak. The World Health Organization has declared the outbreak a global pandemic. It was first detected in Wuhan City, Hubei Province, China, but has spread within China and all over the world. Various governments in Asia, Europe, North America, and elsewhere have instituted quarantines, shelter-in-place or stay-at-home orders, or restrictions on public gatherings as well as limitations on social interactions. These restrictions and limitations have had, and could further have, an adverse effect on the economies and financial markets of the countries where our products, or our customers’ products, are sold resulting in an economic downturn that has had, and could further have, an effect on our customers’ demand for our products. This decrease in demand has already caused us to shut down some of our manufacturing facilities and limit production in other facilities. As a result of the decreased demand, our sales, earnings, liquidity, cash flow and financial condition have been and could be further materially negatively affected.

We sell some of our products to certain manufacturing customers, particularly in the automotive industry, that have facilities where their workforce is unionized. Some unions have already put pressure on manufacturers to close plants because of the COVID-19 outbreak. It is possible that these unions may institute work stoppages based on the health and safety concerns of union members contracting COVID-19 in our customers’ facilities. A work stoppage for any length of time could stop or reduce production in our customers’ facilities, negatively impacting the demand for our finished products, and materially negatively impacting our sales, earnings, liquidity, cash flow and financial condition.

We have manufacturing facilities in the United States and 17 other countries. All of these countries have been affected by the COVID-19 outbreak. Certain of our facilities around the world have been closed because of the COVID-19 outbreak while others have experienced problems delivering products to customers because of disruption in logistics necessary to import, export, or to transfer products across borders. Depending on the progression of the COVID-19 outbreak, our ability to keep our manufacturing operations open, maintain appropriate labor levels, obtain necessary raw materials and parts and ship finished products to customers may be partially or completely disrupted, either on a temporary or prolonged basis. The realization of these risks to our manufacturing facilities, labor force and supply chain could increase labor, commodity and energy costs, and has had, and could further have a material negative impact on our sales, earnings, liquidity, cash flow and financial condition.

We have been and could be further negatively affected by governmental action in any one or more of the countries in which we operate by the imposition of even more restrictive measures concerning shelter-in-place or stay-at-home, public gatherings and human interactions, mandatory closures of our facilities or retail establishments that sell our products or our customers’ products, and restrictions on the import or export of products. Some governments have already required the temporary closure of some of our manufacturing facilities. Also, additional regulation or requirements with respect to pay and benefits for our employees could also have an adverse effect on our business.

To date, we have had a small number of employees in our manufacturing facilities who have tested positive for COVID-19. Accordingly, we have temporarily closed the affected facilities for sanitization and for a period of quarantine. If we have other employees in other facilities that test positive for COVID-19, we will temporarily close these facilities as well. Unless we are able to shift production to other manufacturing facilities, plant closures or the absence of a necessary labor force may disrupt our ability to produce and deliver finished products to our customers.

We conduct annual goodwill impairment testing in the second quarter and more often if an event or circumstance occurs making it likely that impairment exists. In addition, we test for the recoverability of long-lived assets at year end and more often if an event or circumstance indicates the carrying value may not be recoverable. If there is a prolonged adverse economic impact from the COVID-19 outbreak, we may not be able to achieve projected performance levels. If actual results differ from the assumptions and estimates used in the goodwill and long-lived asset valuation calculations, we could incur impairment charges, particularly in our Bedding and Hydraulic Cylinders reporting units, which had $856 million and $26 million of goodwill as of December 31, 2019, respectively. These non-cash charges could have a material negative impact on our earnings.

We have been and could be further affected by the inability to collect trade receivables or other notes receivable, in accordance with their terms, from customers and other third parties that have been adversely affected by the social and governmental restrictions and limitations related to the COVID-19 outbreak. These limitations and restrictions have had an adverse effect on the economies and financial markets of the countries where these customers and third parties are located or sell their finished products. If we are unable to collect trade receivables and other notes receivables on a timely basis, this inability will have a negative impact on our earnings, liquidity, cash flow and financial condition.

The COVID-19 outbreak has also negatively impacted liquidity in the commercial paper market. Our inability to issue commercial paper in appropriate amounts and tenor, for cash management purposes, could cause us to borrow under our revolving credit facility which serves as support for our commercial paper program. If this were to happen, we would incur higher interest costs. In addition, if our earnings are reduced, the covenants in the revolving credit facility will reduce our borrowing capacity, both under the credit facility or through commercial paper issuances. Depending on the degree of earnings reduction, our liquidity could be materially negatively impacted.

We believe the COVID-19 outbreak has already materially negatively impacted our sales, earnings, liquidity, cash flow and financial condition and could continue to do so in the foreseeable future. However, the overall quantitative and qualitative effect of the COVID-19 outbreak on our business is currently unknown.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release dated April 2, 2020

101.INS	Inline XBRL Instance Document (the instance document does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document)

101.SCH **	Inline XBRL Taxonomy Extension Schema

101.LAB **	Inline XBRL Taxonomy Extension Label Linkbase

101.PRE **	Inline XBRL Taxonomy Extension Presentation Linkbase

104	Cover Page Interactive Data File (embedded within the inline XBRL document contained in Exhibit 101)

*	Denotes furnished herewith.
**	Denotes filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: April 2, 2020	By:	/s/ Scott S. Douglas
Scott S. Douglas
Senior Vice President – General Counsel & Secretary

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